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     UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 28, 2001

      EXELIXIS, INC. (Exact name of registrant as specified in its charter)
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

                DELAWARE                               0-30235                      04-3257395
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
(State or other jurisdiction of incorporation)  (Commission File No.)  (I.R.S. Employer Identification No.)
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                                 170 Harbor Way
                                  P.O. Box 511
                          South San Francisco, CA 94083
          (Address of principal executive offices, including zip code)
                                  (650) 837-7000
              (Registrant's telephone number, including area code)

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Item  2.  Acquisition  or  Disposition  of  Assets.
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     On December 28, 2001, Bluegreen Acquisition Sub, Inc. ("MERGER SUB"), a
wholly owned subsidiary of Exelixis, Inc. ("EXELIXIS"), accepted for payment approximately 22,911,969 shares of common stock, or approximately 93.94% of the total number of outstanding shares of common stock of Genomica Corporation
("GENOMICA"). These shares were validly tendered pursuant to Merger Sub's exchange offer (the "OFFER") for all of the outstanding shares of Genomica at an exchange ratio of 0.28309 of a share of Exelixis common stock for each share of
Genomica common stock. The Offer expired at 12:00 midnight, New York City time, on Friday, December 28, 2001.

     On January 8, 2002, the merger of Genomica and Merger Sub (the "MERGER") was consummated. Upon the effectiveness of the Merger, Genomica became a wholly owned subsidiary of Exelixis. A total of approximately 6,904,452 shares of Exelixis common stock will be issued for all of the outstanding shares of Genomica common stock.


Item  7.  Financial  Statements  and  Exhibits.
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     (a)    The financial statements required by Item 7(a) previously were filed as part of the Registrant's registration statement on Form S-4, as amended
(Registration No. 333-74120).

     (b) The pro forma financial information required by Item 7(b) previously was filed as part of the Registrant's registration statement on Form
S-4, as amended (Registration No. 333-74120).

     (c)    The Agreement and Plan of Merger and Reorganization, dated as of
November 19, 2001, by and among the Registrant, Bluegreen Acquisition Sub, Inc.
and Genomica Corporation, previously was filed as an annex to the Registrant's registration statement on Form S-4, as amended (Registration No. 333-74120).
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 11, 2002

                                 Exelixis,  Inc.

                                 /s/ George A. Scangos
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                                 George A. Scangos
                                 President and Chief Executive Officer
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